Exhibit 99.1

Q2 Holdings, Inc. Announces Second Quarter 2019 Financial Results
Total second quarter revenue of $77.6 million, up 33 percent year-over-year, and up 9 percent from the previous quarter.

AUSTIN, Texas (August 7, 2019)-Q2 Holdings, Inc. (NYSE:QTWO), a leading provider of digital banking and lending solutions, today announced results for its second quarter ending June 30, 2019.

Second Quarter 2019 Results

•	Revenue for the second quarter of $77.6 million, up 33 percent year-over-year and up 9 percent from the previous quarter.

•
GAAP gross margin for the second quarter of 48.4 percent, down from 50.0 percent one year ago. Non-GAAP gross margin for the second quarter of 52.8 percent, down from 53.3 percent one year ago. The year-over-year decline is primarily attributable to investment in the Cloud Lending and Gro acquisitions closed in the fourth quarter of 2018.

•
GAAP net loss for the second quarter of $17.3 million, which compares to $8.6 million for the second quarter of 2018, and $19.3 million for the first quarter of 2019. Adjusted EBITDA for the second quarter of $3.2 million, down from $5.1 million one year ago and up from $0.3 million for the first quarter of 2019. The year-over-year decline is a result of investment in the acquisitions which were closed in the fourth quarter of 2018.

“We closed out the first half of the year on a strong note,” said Matt Flake, CEO of Q2. “We hosted another record client conference in May, and continued to see cross-pollination among our digital banking, Cloud Lending and Q2 Open platforms, helping us out-perform with respect to bookings relative to our expectations for the first two quarters. Given our sales execution, we plan to continue investing in integration, innovation and delivering successful client outcomes.”

Second Quarter Highlights

•	Signed three Tier 1 banks in the quarter, including a $26 billion bank holding company in the Northeast.

•	Signed digital lending contracts utilizing the Cloud Lending platform with two current Q2 platform clients, including a $14 billion bank on the West Coast.

•	Exited the quarter with approximately 13.6 million registered users on the Q2 platform, representing 4 percent sequential and 19 percent year-over-year growth.

•	Completed concurrent convertible note and common stock offerings, raising net proceeds of approximately $462 million.

“We ended the quarter with cash, cash equivalents and investments of $617.7 million as a result of the capital raises in the quarter,” said Jennifer Harris, CFO of Q2. “With our continued strong bookings and revenue performance, we are raising our full year revenue guidance and intend to invest the overachievement in the business in order to capitalize on the opportunity we see in front of us.”

Financial Outlook

Q2 Holdings is providing guidance for its third quarter 2019 as follows:

•	Total revenue of $78.6 million to $79.6 million, which would represent year-over-year growth of 30 percent to 31 percent.

•
Adjusted EBITDA of $5.0 million to $5.5 million. GAAP net loss is the most comparable GAAP measure to adjusted EBITDA. Adjusted EBITDA differs from GAAP net loss in that it excludes things such as depreciation and amortization, stock-based compensation, acquisition-related costs, interest, income taxes and unoccupied lease charges. Q2 Holdings is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Q2 Holdings has not provided guidance for GAAP net loss or a reconciliation of the foregoing forward-looking adjusted EBITDA guidance to GAAP net loss.

Q2 Holdings is providing guidance for the full-year 2019 as follows:

•	Total revenue of $313.0 million to $315.0 million, which would represent year-over-year growth of 30 percent to 31 percent.

•
Adjusted EBITDA of $20.0 million to $22.0 million. Adjusted EBITDA differs from GAAP net loss in that it excludes things such as depreciation and amortization, stock-based compensation, acquisition-related costs, interest, income taxes and unoccupied lease charges. Q2 Holdings is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Q2 Holdings has not provided guidance for GAAP net loss or a reconciliation of the foregoing forward-looking adjusted EBITDA guidance to GAAP net loss.

Conference Call Details

Date:	August 8, 2019
Time:	8:30 a.m. EDT
Hosts:	Matt Flake, CEO and President / Jennifer Harris, CFO
Dial in:	US toll free: 1-833-241-4254
International: 1-647-689-4205
Conference ID:	7649659
Please join the conference call at least 10 minutes early to ensure the line is connected. A live webcast of the conference call and financial results will be accessible from the investor relations section of the Q2 website at http://investors.q2ebanking.com/.

An archived replay of the webcast will be available at this website on a temporary basis shortly after the call.

About Q2 Holdings, Inc.
Q2, a financial experience company headquartered in Austin, Texas, builds stronger communities by strengthening financial institutions that serve them. We empower banks, credit unions and other financial services providers to be the ever-present companion on an account holder’s financial journey-helping our customers unlock new opportunities, grow their businesses and improve efficiencies. To learn more about Q2, visit www.q2ebanking.com.

Use of Non-GAAP Measures

Q2 uses the following non-GAAP financial measures: adjusted EBITDA; non-GAAP gross margin; non-GAAP gross profit; non-GAAP sales and marketing expense; non-GAAP research and development expense; non-GAAP general and administrative expense; non-GAAP operating loss; and, non-GAAP net loss. Management believes that these non-GAAP financial measures are useful measures of operating performance because they exclude items that Q2 does not consider indicative of its core performance.

In the case of adjusted EBITDA, Q2 adjusts net loss for such things as interest, taxes, depreciation and amortization, stock-based compensation, acquisition-related costs, amortization of technology and intangibles, and unoccupied lease charges. In the case of non-GAAP gross margin and non-GAAP gross profit, Q2 adjusts gross profit and gross margin for stock-based compensation and amortization of acquired technology. In the case of non-GAAP sales and marketing expense, non-GAAP research and development expense, and non-GAAP general and administrative expense, Q2 adjusts the corresponding GAAP expense to exclude stock-based compensation. In the case of non-GAAP operating loss and non-GAAP net loss, Q2 adjusts operating loss and net loss, respectively, for stock-based compensation, acquisition related-costs, amortization of acquired technology, amortization of acquired intangibles, and unoccupied lease charges.

These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, the closest GAAP measures, or other financial measures prepared in accordance with GAAP. A reconciliation to the closest

GAAP measures of these non-GAAP measures is contained in tabular form on the attached unaudited condensed consolidated financial statements.

Q2’s management uses these non-GAAP measures as measures of operating performance; to prepare Q2’s annual operating budget; to allocate resources to enhance the financial performance of Q2’s business; to evaluate the effectiveness of Q2’s business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of Q2’s results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communication with our board of directors concerning Q2’s financial performance.
Forward-looking Statements
This press release contains forward-looking statements, including statements about positive sales and bookings momentum, Q2’s ability to capitalize on such momentum to invest in integration, innovation and delivering successful client outcomes, optimism about Q2’s performance in 2019, the opportunities presented by the Cloud Lending and Gro acquisitions and Q2’s ability to capitalize on them, including through accelerated investment, anticipated margins for the remainder of 2019 and Q2’s quarterly and annual financial guidance. The forward-looking statements contained in this press release are based upon Q2’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include risks related to: (a) the risk of increased competition in its existing markets and as it enters new sections of the market with Tier 1 customers, new markets with Alt-FIs and FinTechs and new products and services; (b) the risk that the market for Q2’s solutions does not grow as anticipated, in particular with respect to Tier 1 customers and Alt-FI and FinTech customers; (c) the risk that Q2’s increased focus on selling to larger Tier 1 customers may result in greater uncertainty and variability in Q2’s business and sales results; (d) the risk that changes in Q2’s market, business or sales organization negatively impacts its ability to sell its products and services; (e) the challenges and costs associated with selling, implementing and supporting Q2’s solutions, particularly for larger customers with more complex requirements and longer implementation processes; (f) the risk that errors, interruptions or delays in Q2’s products or services or Web hosting negatively impacts Q2’s business and sales; (g) risks associated with data breaches and breaches of security measures within Q2’s products, systems and infrastructure and the resultant harm to Q2’s business and its ability to sell its products and services; (h) the impact that a slowdown in the economy, financial markets, and credit markets may have on Q2’s customers and Q2’s business sales cycles, prospects and customers’ spending decisions and timing of implementation decisions, particularly in regions where a significant number of Q2’s customers are concentrated; (i) the difficulties and risks associated with developing and selling complex new solutions and enhancements with the technical and regulatory specifications and functionality required by customers and governmental authorities; (j) the risks inherent in technology and implementation partnerships that could cause harm to Q2’s business; (k) the difficulties and costs Q2 may encounter with complex implementations of its solutions and the resulting impact on reputation and the timing of its revenue from any delayed implementations; (l) the risk that Q2 will not be able to maintain historical contract terms such as pricing and duration; (m) the risks associated with managing growth and the challenges associated with improving operations and hiring, retaining and motivating employees to support such growth; (n) the risk that modifications or negotiations of contractual arrangements will be necessary during Q2’s implementations of its solutions or the general risks associated with the complexity of Q2’s customer arrangements; (o) the risks associated with integrating acquired companies and successfully selling and maintaining their solutions; (p) the risks associated with anticipated higher operating expenses in 2019 and beyond; (q) litigation related to intellectual property and other matters and any related claims, negotiations and settlements; (r) the risks associated with further consolidation in the financial services industry; (s) risks associated with selling our solutions internationally; and (t) the risk that our debt repayment obligations may adversely affect our financial condition and cash flows from operations in the future and that we in the future we may not be able to obtain capital when desired on favorable terms.
Additional information relating to the uncertainty affecting the Q2 business are contained in Q2’s filings with the Securities and Exchange Commission. These documents are available on the SEC Filings section of the Investor Relations section of Q2’s website at http://investors.q2ebanking.com/. These forward-looking statements represent Q2’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Q2 disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Q2 Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2019	December 31, 2018
	(unaudited)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$582,889	$108,341
Restricted cash	2,158	1,815
Investments	34,810	68,979
Accounts receivable, net	26,591	19,668
Contract assets, current portion	771	598
Prepaid expenses and other current assets	5,526	3,983
Deferred solution and other costs, current portion	12,726	10,501
Deferred implementation costs, current portion	4,400	4,427
Total current assets	669,871	218,312
Property and equipment, net	39,732	34,994
Right of use assets	24,444	—
Deferred solution and other costs, net of current portion	22,618	16,761
Deferred implementation costs, net of current portion	13,238	9,948
Intangible assets, net	57,213	63,296
Goodwill	107,857	107,907
Contract assets, net of current portion	13,277	10,272
Other long-term assets	3,532	2,230
Total assets	$951,782	$463,720

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$46,933	$31,150
Deferred revenues, current portion	46,023	42,531
Lease liabilities, current portion	6,725	—
Total current liabilities	99,681	73,681
Convertible notes, net of current portion	413,890	182,723
Deferred revenues, net of current portion	25,317	23,063
Deferred rent, net of current portion	—	8,151
Lease liabilities, net of current portion	26,533	—
Other long-term liabilities	499	17,202
Total liabilities	565,920	304,820
Stockholders' equity:
Common stock	5	4
Additional paid-in capital	594,757	331,355
Accumulated other comprehensive income/(loss)	164	(37)
Accumulated deficit	(209,064)	(172,422)
Total stockholders' equity	385,862	158,900
Total liabilities and stockholders' equity	$951,782	$463,720

Q2 Holdings, Inc.
Condensed Consolidated Statements of Comprehensive Loss
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues	$77,646	$58,574	$148,942	$113,382
Cost of revenues (1) (2)	40,052	29,303	77,236	56,280
Gross profit	37,594	29,271	71,706	57,102

Operating expenses:
Sales and marketing (1)	15,866	12,108	31,671	23,074
Research and development (1)	19,118	11,756	36,775	22,913
General and administrative (1)	14,079	10,798	27,939	21,094
Acquisition related costs	1,977	258	4,695	514
Amortization of acquired intangibles	905	368	2,120	736
Unoccupied lease charges (3)	—	658	—	658
Total operating expenses	51,945	35,946	103,200	68,989
Loss from operations	(14,351)	(6,675)	(31,494)	(11,887)
Other income (expense), net	(3,217)	(2,105)	(5,424)	(3,128)
Loss before income taxes	(17,568)	(8,780)	(36,918)	(15,015)
Benefit from income taxes	237	153	276	340
Net loss	$(17,331)	$(8,627)	$(36,642)	$(14,675)
Other comprehensive loss:
Unrealized gain (loss) on available-for-sale investments	97	2	210	(22)
Foreign currency translation adjustment	(22)	—	(10)	—
Comprehensive loss	$(17,256)	$(8,625)	$(36,442)	$(14,697)

Net loss per common share:
Net loss per common share, basic and diluted	$(0.39)	$(0.20)	$(0.83)	$(0.35)
Weighted average common shares outstanding, basic and diluted	44,978	42,605	44,382	42,389

(1)	Includes stock-based compensation expenses as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Cost of revenues	$1,428	$1,065	$2,976	$2,080
Sales and marketing	1,596	1,428	3,402	2,654
Research and development	2,473	1,566	4,485	2,922
General and administrative	4,072	2,945	7,602	5,443
Total stock-based compensation expenses	$9,569	$7,004	$18,465	$13,099

(2)
Includes amortization of acquired technology of $1.9 million and $0.9 million for the three months ended June 30, 2019 and 2018, respectively, and $3.6 million and $1.8 million for the six months ended June 30, 2019 and 2018, respectively.

(3) Unoccupied lease charges include costs related to the early exit from a portion of our south Austin facility, partially offset by anticipated sublease income from that facility.

Q2 Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30,
	2019	2018
	(unaudited)	(unaudited)

Cash flows from operating activities:
Net loss	$(36,642)	$(14,675)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of deferred implementation, solution and other costs	6,056	4,265
Depreciation and amortization	11,796	7,752
Amortization of debt issuance costs	545	346
Amortization of debt discount	5,230	3,089
Amortization of premiums on investments	183	21
Stock-based compensation expenses	19,040	13,099
Deferred income taxes	(347)	(61)
Other non-cash charges	(112)	696
Changes in operating assets and liabilities	(24,428)	(35,816)
Cash used in operating activities	(18,679)	(21,284)
Cash flows from investing activities:
Net redemptions (purchases) of investments	34,196	(60,331)
Purchases of property and equipment	(10,864)	(11,154)
Business combinations and asset acquisitions, net of cash acquired	—	(150)
Purchases of intangible assets	(288)	—
Cash provided by (used in) investing activities	23,044	(71,635)
Cash flows from financing activities:
Proceeds from issuance of common stock, net of issuance costs	195,581	—
Proceeds from issuance of convertible notes, net of issuance costs	307,288	223,185
Purchase of capped call transactions	(40,765)	—
Purchase of convertible notes bond hedge	—	(41,699)
Proceeds from issuance of warrants	—	22,379
Proceeds from exercise of stock options to purchase common stock	8,422	7,831
Net cash provided by financing activities	470,526	211,696
Net increase in cash, cash equivalents, and restricted cash	474,891	118,777
Cash, cash equivalents, and restricted cash, beginning of period	110,156	60,276
Cash, cash equivalents, and restricted cash, end of period	$585,047	$179,053

Q2 Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
GAAP gross profit	$37,594	$29,271	$71,706	$57,102
Stock-based compensation	1,428	1,065	2,976	2,080
Amortization of acquired technology	1,941	912	3,573	1,822
Acquisition related costs	71	—	71	—
Non-GAAP gross profit	$41,034	$31,248	$78,326	$61,004

Non-GAAP gross margin:
Non-GAAP gross profit	$41,034	$31,248	$78,326	$61,004
GAAP revenue	77,646	58,574	148,942	113,382
Non-GAAP gross margin	52.8%	53.3%	52.6%	53.8%

GAAP sales and marketing expense	$15,866	$12,108	$31,671	$23,074
Stock-based compensation	(1,596)	(1,428)	(3,402)	(2,654)
Non-GAAP sales and marketing expense	$14,270	$10,680	$28,269	$20,420

GAAP research and development expense	$19,118	$11,756	$36,775	$22,913
Stock-based compensation	(2,473)	(1,566)	(4,485)	(2,922)
Non-GAAP research and development expense	$16,645	$10,190	$32,290	$19,991

GAAP general and administrative expense	$14,079	$10,798	$27,939	$21,094
Stock-based compensation	(4,072)	(2,945)	(7,602)	(5,443)
Non-GAAP general and administrative expense	$10,007	$7,853	$20,337	$15,651

GAAP operating loss	$(14,351)	$(6,675)	$(31,494)	$(11,887)
Stock-based compensation	9,569	7,004	18,465	13,099
Acquisition related costs	2,048	258	4,766	514
Amortization of acquired technology	1,941	912	3,573	1,822
Amortization of acquired intangibles	905	368	2,120	736
Unoccupied lease charges	—	658	—	658
Non-GAAP operating income (loss)	$112	$2,525	$(2,570)	$4,942

GAAP net loss	$(17,331)	$(8,627)	$(36,642)	$(14,675)
Stock-based compensation	9,569	7,004	18,465	13,099
Acquisition related costs	2,048	258	4,766	514
Amortization of acquired technology	1,941	912	3,573	1,822
Amortization of acquired intangibles	905	368	2,120	736
Unoccupied lease charges	—	658	—	658
Amortization of debt discount and issuance costs	3,227	2,213	5,774	3,435
Non-GAAP net income (loss)	$359	$2,786	$(1,944)	$5,589

Reconciliation from diluted weighted-average number of common shares as reported to pro forma diluted weighted average number of common shares
Diluted weighted-average number of common shares, as reported	44,978	42,605	44,382	42,389
Weighted-average effect of potentially dilutive shares	2,628	2,389	—	2,200
Pro forma diluted weighted-average number of common shares	47,606	44,994	44,382	44,589

Calculation of non-GAAP income (loss) per share:
Non-GAAP net income (loss)	$359	$2,786	$(1,944)	$5,589
Pro forma diluted weighted-average number of common shares	47,606	44,994	44,382	44,589
Non-GAAP net income (loss) per share	$0.01	$0.06	$(0.04)	$0.13

Reconciliation of GAAP net loss to adjusted EBITDA:
GAAP net loss	$(17,331)	$(8,627)	$(36,642)	$(14,675)
Depreciation and amortization	5,975	3,874	11,796	7,752
Stock-based compensation	9,569	7,004	18,465	13,099
Benefit from income taxes	(237)	(153)	(276)	(340)
Interest (income) expense, net	3,173	2,105	5,351	3,128
Acquisition related costs	2,048	258	4,766	514
Unoccupied lease charges	—	658	—	658
Adjusted EBITDA	$3,197	$5,119	$3,460	$10,136

MEDIA CONTACT:	INVESTOR CONTACT:
Emma Chase	Josh Yankovich
Red Fan Communications	Q2 Holdings, Inc.
O: (512) 551-9253 / C: (512) 917-4319	O: (512) 682-4463
emma@redfancommunications.com	josh.yankovich@q2ebanking.com

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